Earnings Results 3Q23 October 25, 2023 PCB BANCORP

2 Forward-Looking Statement & Non-GAAP Forward-Looking Statement This presentation contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect our financial performance and our stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; the success of acquisitions and branch expansion; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available without charge on the SEC’s website at www.sec.gov and the on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward- looking statements presented herein are made only as of the date of this presentation, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of the historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided in the Non-GAAP Measures section of this presentation. References to the “Company,” “we,” or “us” refer to PCB Bancorp and references to the “Bank” refer to the Company’s subsidiary, PCB Bank.

Market Information 10/23/23 Market Cap $213.6 million Stock Price Per Share $14.97 52-Week Range $13.11 - $20.03 Dividend Yield 4.81% Dividend Payout Ratio (4Q22 – 3Q23) 28.57% Outstanding Shares 14,266,216 Stock Information 3Q23 or 9/30/23 Diluted Earnings Per Share (“Diluted EPS”) $0.49 Cash Dividend Per Share $0.18 Book Value (“BV”) Per Share $23.87 Tangible Common Equity (“TCE”) Per Share (1) $19.05 Number of Repurchased Shares (2) 67,202 (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of these measures to their most comparable GAAP measures (2) Stock repurchase plan announced on 8/2/23 3 PCB Footprint Corporate Profile

4 Historical Performance $1.34 $1.45 $1.58 $1.73 $2.05 $2.17 0.000 0.500 1.000 1.500 2.000 2.500 2018 2019 2020 2021 2022 Sep-23 Held-For-Investment Loans ($bn) Annualized +7.9% $1.44 $1.48 $1.59 $1.87 $2.05 $2.19 0.000 0.500 1.000 1.500 2.000 2.500 2018 2019 2020 2021 2022 Sep-23 Deposits ($bn) $24.3 $24.1 $16.2 $40.1 $35.0 $24.8 $36.0 $38.6 $36.2 $52.4 $53.0 $33.2 0.000 10.000 20.000 30.000 40.000 50.000 60.000 2018 2019 2020 2021 2022 09/23 YTD Net Income/PTPP Income ($mm) Net Income PTPP Income CAGR +11.2% CAGR +9.1% $0.12 $0.25 $0.40 $0.44 $0.60 $0.51 $1.65 $1.49 $1.05 $2.62 $2.31 $1.71 $13.16 $14.44 $15.19 $17.24 $22.94 $23.87 $18.21 $19.05 -$5.00 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 2018 2019 2020 2021 2022 09/23 YTD Cash Dividend/Diluted EPS & BV/TCE Per Share Cash Dividend Per Share Diluted EPS BV Per Share TCE Per Share (1) At period end (2) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of these measures to their most comparable GAAP measures Annualized +9.5% (1), (2)(1) (2)

5 3Q23 Highlights Operating Results • Net income of $7.0 million, or $0.49 per diluted share • Provision for credit losses of $751 thousand • ROAA of 1.09% & ROATCE (1) of 10.17%, net interest margin of 3.57%, and efficiency ratio of 56.9% Loans • Loans held-for-investment (“HFI loans”) increased $45.2 million, or 2.1%, to $2.17 billion • Loans held-for-sale (“HFS loans”) decreased $6.4 million, or 48.8%, to $6.7 million • Average loan yield was 6.43% compared to 6.30% for 2Q23 • Total loans to deposits ratio was 99.2% • Quarterly loan production was $157.8 million compared to $123.3 million for 2Q23 Asset Quality • ACL for loans was $25.6 million, or 1.18% to HFI loans • Past due loans were $708 thousand, or 0.03% to HFI loans, and NPLs were $3.7 million, or 0.17% to HFI loans Deposits • Total deposits increased $3.9 million, or 0.2%, to $2.19 billion • Core deposits(1) were $1.48 billion, or 67.4% of total deposits • Non-interest bearing deposits were $611.0 million, or 27.9% of total deposits • Uninsured deposits were $983.9 million, or 44.9% of total deposits • Cost of average interest-bearing deposits and total deposits were 4.17% and 2.97%, respectively Capital & Liquidity • Declared and paid quarterly cash dividend of $0.18 per share • TBV per share increased to $19.05 • Total cash and available borrowing capacity covers 141.0% of uninsured deposits compared to 75.1% at 12/31/22 (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation to most comparable GAAP measures

Selected Financial

($ in Thousands, Except Per Share Data)	As of or For the Three Months Ended 9/30/23	6/30/23	9/30/22	Compared to 6/30/23 Amount	Percentage	Compared to 9/30/22 Amount	Percentage
Income Statement Summary:							
Interest Income	$ 38,852	$ 36,838	$ 26,835	$ 2,014	5.5%	$ 12,017	44.8%
Interest Expense	16,403	15,121	2,812	1,282	8.5%	13,591	483.3%
Net Interest Income	22,449	21,717	24,023	732	3.4%	(1,574)	-6.6%
Noninterest Income	2,502	2,657	3,176	(155)	-5.8%	(674)	-21.2%
Noninterest Expense	14,207	13,627	13,695	580	4.3%	512	3.7%
Provision (Reversal) for Credit Losses (1)	751	197	3,753	554	281.2%	(3,002)	-80.0%
Pretax Income	9,993	10,550	9,751	(557)	-5.3%	242	2.5%
Income Tax Expense	2,970	3,073	2,798	(103)	-3.4%	172	6.1%
Net Income	7,023	7,477	6,953	(454)	-6.1%	70	1.0%
Diluted Earnings Per Share	$ 0.49	$ 0.52	$ 0.46	$ (0.03)	-5.8%	$ 0.03	6.5%
Selected Balance Sheet Items:							
HFI loans	$ 2,167,605	$ 2,122,427	$ 1,959,237	$ 45,178	2.1%	$ 208,368	10.6%
HFS loans	6,693	13,065	18,982	(6,372)	-48.8%	(12,289)	-64.7%
Total Deposits	2,192,129	2,188,232	1,978,098	3,897	0.2%	214,031	10.8%
Total Assets	2,567,974	2,556,345	2,327,051	11,629	0.5%	240,923	10.4%
Shareholders' Equity	341,852	340,411	332,719	1,441	0.4%	9,133	2.7%
TCE (2)	272,711	271,270	263,578	1,441	0.5%	9,133	3.5%
Key Metrics:							
Book Value Per Share	$ 23.87	$ 23.77	$ 22.40	$ 0.10	0.4%	$ 1.47	6.6%
TCE Per Share (2)	$ 19.05	$ 18.94	$ 17.75	$ 0.11	0.6%	$ 1.30	7.3%
Return on Average Assets ("ROAA") (3)	1.09%	1.19%	1.19%	-0.10%		-0.10%	
Return on Average Equity ("ROAE") (3)	8.12%	8.82%	8.16%	-0.70%		-0.04%	
Return on Average TCE ("ROATCE") (2), (3)	10.17%	11.08%	10.25%	-0.91%		-0.08%	
Net Interest Margin (3)	3.57%	3.55%	4.25%	0.02%		-0.68%	
Efficiency Ratio (4)	56.94%	55.91%	50.35%	1.03%		6.59%	

(1) Provision (reversal) for credit losses and ACL for reporting periods beginning with 1/1/23 are presented under ASC 326, while prior period comparisons continue to be presented under legacy ASC 450 and ASC 310
(2) Not presented in accordance with GAAP. See "Non-GAAP Measures" for reconciliation of these measures to their most comparable GAAP measures
(3) Annualized
(4) Calculated by dividing noninterest expense by the sum of net interest income and noninterest income

PCB BANCORP

6

$1,244 $1,289 $1,348 $1,422 $1,440 $1,445 $1,469 $1,504 $257 $217 $205 $216 $249 $268 $272 $280$231 $237 $280 $321 $357 $379 $382 $384 $1,732 $1,743 $1,833 $1,959 $2,046 $2,092 $2,122 $2,168 - 500 1,000 1,500 2,000 2,500 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 HFI Loan Trend ($mm) Commercial Real Estate Commercial & Industrial Consumer 7 Loan Overview YoY +10.6% (1) Per regulatory definition in the Commercial Real Estate (“CRE”) Concentration Guidance $733 $756 $819 $898 $925 $943 $941 $961 270% 270% 230% 249% 254% 259% 255% 257% 0% 50% 100% 150% 200% 250% 300% 300.0 400.0 500.0 600.0 700.0 800.0 900.0 1,000.0 1,100.0 1,200.0 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Commercial Real Estate(1) Loan Trend ($mm) CRE Loans % to the Bank's Total Risk-Based Capital Commercial Property 37% Business Property 25% Multifamily 6% Construction 1% Commercial & Industrial 13% Consumer 18% HFI Loan Composition September 30, 2023 $2.17B 3Q23 Highlights • HFI loans Increased $45.2 million, or 2.1%, to $2.17 billion • CRE loans increased $35.2MM (2.4%), C&I loans increased $7.3MM (2.7%) & residential mortgage loans increased $3.7MM (1.0%)

8 Loan Production & Rate/Yield Analysis (1) Total commitment basis (2) Excluding SBA PPP loans (3) Include both HFI and HFS loans (4) Annualized $19 $25 $23 $29 $15 $14 $4 $17 $69 $67 $126 $68 $64 $27 $37 $27 $97 $62 $129 $169 $110 $71 $83 $114 $186 $154 $278 $266 $190 $112 $123 $158 4.01% 4.26% 5.23% 5.92% 7.17% 8.04% 8.18% 7.95% -8% -6% -4% -2% 0% 2% 4% 6% 8% 0 50 100 150 200 250 300 350 400 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 New Production(1),(2) by Rate Type ($mm) Fixed Hybrid Variable WA Rate Fixed (WA Rate: 4.75%) 22% Variable (WA Rate: 8.52%) 39% Hybrid (WA Rate: 4.71%) 39% HFI Loans Interest Rate Mix(2) 26% 26% 24% 24% 23% 23% 23% 22% 30% 32% 37% 38% 39% 39% 39% 39% 44% 42% 39% 38% 38% 38% 38% 39% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 30-Sep HFI Loans Interest Rate Mix Trend(2) Fixed Hybrid Variable September 30, 2023 HFI Loans WA Rate 6.19% Repricing Schedule (9/30/23) HFI Loans HFS Loans Total Loans ($ in thousands) Carrying Value WA Rate Carrying Value WA Rate Carrying Value WA Rate Less Than 3 Months $ 739,014 8.87% $ 6,693 9.88% $ 745,707 8.88% 3 to 12 Months 127,718 5.22% 0 127,718 5.22% 1 to 3 Years 520,374 4.32% 0 520,374 4.32% 3 to 5 Years 674,368 5.09% 0 674,368 5.09% More than 5 Years 106,131 4.89% 0 106,131 4.89% Total $ 2,167,605 6.19% $ 6,693 9.88% $ 2,174,298 6.20% Loan Yield Analysis 3Q23 09/23 YTD ($ in thousands) Amount(3) Yield(4) Amount(3) Yield(4) Average Carrying Value $ 2,137,184 $ 2,102,600 Interest on Loans $ 33,650 6.25% $ 95,995 6.10% Fee (Cost) 187 0.03% 488 0.03% Prepayment Penalty & Late Charges 39 0.01% 160 0.01% Discount (Premium) 775 0.14% 2,197 0.14% Total Interest & Fees $ 34,651 6.43% $ 98,840 6.29%

Loan Concentration

Commercial Real Estate Loans by Property Type (9/30/23)

($ in thousands)	Carrying Value	% to Total	Count	WA LTV[(1)]	WA Rate	Maturing <= 1 Year	Maturing 2-3 Years	Maturing 3-5 Years	Maturing > 5 Years
Retail (More than 50%)	$ 325,238	21.6%	296	48.1%	5.98%	$ 32,496	$ 101,449	$ 77,551	$ 113,742
Industrial	270,541	18.0%	163	49.8%	5.92%	63,640	45,325	80,820	80,757
Mixed Use	161,469	10.7%	145	45.7%	5.72%	27,249	39,788	62,746	31,686
Apartments	112,803	7.5%	53	53.0%	4.88%	6,467	16,783	56,989	32,564
Hotel & Motel	106,738	7.1%	108	49.8%	7.17%	10,777	5,282	37,423	53,256
Gas Station	102,736	6.8%	120	55.2%	6.58%	6,512	6,957	24,999	64,268
Office	90,692	6.0%	52	53.8%	5.73%	5,241	12,922	40,653	31,876
Medical	56,818	3.8%	29	41.3%	7.56%	11,991	5,894	29,118	9,815
Auto (Sales, Repair & etc.)	38,610	2.6%	33	54.1%	5.43%	3,069	8,322	21,738	5,481
Car Wash	36,776	2.4%	31	50.6%	5.93%	1,472	16,897	2,989	15,418
Commercial Condominium	34,041	2.3%	41	47.8%	5.97%	5,159	6,281	7,903	14,698
Golf Course	31,072	2.1%	7	49.0%	4.68%	1,732	17,961	10,921	458
Spa, Sauna, & Other Selfcare	29,669	2.0%	9	50.4%	5.02%	0	13,444	9,364	6,861
Wholesale	21,655	1.4%	16	43.1%	5.72%	4,068	4,115	3,931	9,541
Construction	19,246	1.3%	8	50.6%	9.51%	19,246	-	-	-
Church	10,664	0.7%	15	33.1%	5.11%	969	1,965	4,318	3,412
Others	54,934	3.7%	75	53.5%	6.30%	10,106	11,767	15,840	17,221
Total	$ 1,503,702	100.0%	1,201	49.5%	6.01%	$ 210,194	$ 315,152	$ 487,303	$ 491,054

Residential Mortgage Loans (9/30/23)

($ in thousands)	Carrying Value	WA LTV[(1)]	WA FICO
Residential Mortgage	$ 363,369	59.5%	760

Commercial Real Estate Loans Geographic Concentration (9/30/23)



Los Angeles County 63%
$1.50B
CA: $1.21B, (80%)
Other States 3%
Washington 3%
Texas 5%
NY/NJ 8%
Orange County 7%
Nevada 1%
Other California Counties 2%
Ventura County 4%
San Bernardino County 4%

(1) Collateral value at origination

PCB BANCORP
9

10 Loan Concentration Carrying Value % to Total WA Rate WA Month to Maturity($ in thousands) Finance and Insurance $ 89,905 32.2% 7.98% 5 General Manufacturing & Wholesale Trade 53,059 19.0% 8.78% 19 Real Estate Related 33,375 11.9% 7.82% 18 Retail Trade 31,470 11.3% 9.30% 58 Food Services 31,246 11.2% 9.20% 68 Professional, Scientific, & Technical Services 14,308 5.1% 9.01% 14 Entertainment & Recreation 9,500 3.4% 7.30% 37 Health Care & Social Assistance 4,246 1.5% 9.16% 27 Other Services 3,910 1.4% 8.34% 43 Transportation & Warehousing 3,750 1.3% 8.62% 13 All Other 4,839 1.7% 7.79% 54 Total $ 279,608 100.0% 8.46% 25 Los Angeles County 61% Orange County 12% San Bernardino County 2% Ventura County 1% Other Califronia Counties 3% NY/NJ 9% Texas 2% Nevada 2% Washington 1% Other States 7% Commercial & Industrial Loans Geographic Concentration (9/30/23) Commercial & Industrial Loans by Industry Type (9/30/23) $280MM CA: $221MM (79%)

11 Credit Quality & Peer(1) Comparison $1.0 $1.4 $2.0 $7.4 $7.4 $3.0 $3.8 $3.7 0 1 2 3 4 5 6 7 8 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Non-Performing Assets (“NPAs”) ($mm) 0.05% 0.06% 0.09% 0.32% 0.30% 0.12% 0.15% 0.15% 0% 0% 0% 0% 0% 0% 0% 0% Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 NPAs to Total Assets 1.29% 1.22% 1.15% 1.21% 1.22% 1.18% 1.17% 1.18% 1% 1% 1% 1% 1% 1% 1% Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 ACL on Loans to HFI Loans 2252% 1495% 1723% 321% 742% 834% 647% 686% 0 5 10 15 20 25 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 ACL on Loans to Non-Performing HFI Loans 0.91% 0.61% 0.51% 0.42% 0.37% 0.28% 0.17% 0.09% 0.09% 0% 0% 0% 0% 0% 1% 1% 1% 1% 1% 1% Hope Shinhan Open Peer Hanmi USM PCB CBB Woori NPAs / (Total Loans + OREO)(2) September 30, 2023 Peer Information: June 30, 2023 0.66% 0.58% 0.53% 0.26% 0.22% 0% 0% 0% 0% 0% 1% 1% 1% Hope CBB Hanmi PCB Open Classified Assets to Total Assets(4) September 30, 2023 Peer Information: June 30, 2023 (1) Korean-American banks operating in Southern California (2) Source: UBPR (3) PCB Bank’s Peer Group per UBPR (4) Source: press releases concerning financial performance (3)

12 Deposits (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure. $830 $892 $989 $810 $735 $654 $635 $611 $423 $464 $492 $553 $515 $460 $489 $459 $429 $420 $422 $476 $649 $811 $844 $861 $185 $135 $95 $139 $147 $217 $220 $261 $1,867 $1,911 $1,998 $1,978 $2,046 $2,142 $2,188 $2,192 0 500 1,000 1,500 2,000 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Deposit Trend ($mm) Noninterest DDA Retail Other Interest-Bearing Retail Time Deposits Wholesale Deposits Noninterest DDA 28% Retail Other Interest-Bearing 21% Retail Time Deposits 39% Whoelsae Deposits 12% Deposit Composition $2.19B $1,510 $1,602 $1,717 $1,600 $1,545 $1,470 $1,516 $1,476 81% 84% 86% 81% 76% 69% 69% 67% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Core Deposits(1) ($mm) Core Deposits % to Total Deposits Time Deposit Maturity Schedule (9/30/23) Retail Wholesale Total ($ in thousands) Amount WA Rate Amount WA Rate Amount WA Rate Less Than 3 Months $ 311,941 4.23% $ 137,516 4.91% $ 449,457 4.44% 3 to 6 Months 328,833 4.51% 68,970 5.26% 397,803 4.64% 6 to 9 Months 128,756 4.56% 16,821 5.29% 145,577 4.64% 9 to 12 Months 86,193 4.57% 37,950 5.35% 124,143 4.81% More than 12 Months 5,090 3.15% 0 5,090 3.15% Total $ 860,813 4.41% $ 261,257 5.09% $ 1,122,070 4.57% YoY +10.8% 3Q23 Highlights • Total deposits increased $3.9MM (0.2%) but retail deposits decreased $37.2MM (1.9%) • Uninsured deposits were $983.9MM (44.9% of total deposits) compared to $1.03B (47.3% of total deposits) at 6/30/23 September 30, 2023

13 Profitability (1) PTPP (Pre-Tax Pre-Provision) income, and adjusted EPS, ROAA and ROAE for PTPP are not presented in accordance with GAAP. See “Non-GAAP measure” for reconciliations of these measures to their most comparable GAAP measures. $10.7 $10.2 $9.1 $7.0 $8.7 $10.3 $7.5 $7.0 $13.8 $13.2 $12.8 $13.5 $13.5 $11.7 $10.7 $10.7 -1 1 3 5 7 9 11 13 15 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Net Income PTPP Net Income & PTPP(1) Income ($mm) $0.70 $0.67 $0.60 $0.46 $0.58 $0.70 $0.52 $0.49 $0.91 $0.87 $0.84 $0.89 $0.91 $0.80 $0.75 $0.74 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Diluted EPS Adjusted Diluted EPS Diluted EPS & Adjusted Diluted EPS(1) 2.01% 1.92% 1.65% 1.19% 1.44% 1.69% 1.19% 1.09% 2.59% 2.48% 2.32% 2.31% 2.24% 1.92% 1.71% 1.66% 0% 1% 1% 2% 2% 3% 3% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 ROAA Adjusted ROAA ROAA & Adjusted ROAA(1) 16.84% 16.01% 12.48% 8.16% 10.31% 12.46% 8.82% 8.12% 21.72% 20.65% 17.51% 15.84% 16.04% 14.13% 12.68% 12.42% 0% 5% 10% 15% 20% 25% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 ROAE Adjusted ROAE ROAE & Adjusted ROAE(1) 3Q23 Highlights • Noninterest expense increased $580K and noninterest income decreased $155K, while net interest income increased $732K.

14 Noninterest Income & Expense $36.8 $39.7 $38.4 $27.3 $17.4 $27.1 $16.8 $17.7 $52.3 $29.7 $42.7 $46.1 $22.3 $22.5 $19.2 $16.2 10.0% 10.6% 6.8% 7.5% 6.3% 7.5% 7.2% 6.3% 9.1% 9.5% 5.3% 5.2% 4.4% 4.8% 4.6% 3.9% -8% -3% 2% 7% 12% 0 20 40 60 80 100 120 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 SBA 7(A) Loans ($mm) Sold Production Premium % Gain % $7.1 $8.6 $8.1 $8.5 $7.9 $8.9 $8.7 $8.6 $4.1 $3.5 $4.1 $5.2 $5.2 $4.8 $4.9 $5.6 2.12% 2.23% 2.22% 2.36% 2.19% 2.23% 2.16% 2.22% 0% 1% 1% 2% 2% 3% 0 2 4 6 8 10 12 14 16 18 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Noninterest Expense Trend ($mm) Compensation All Other Expenses % to Average Total Assets 44.8% 47.8% 49.0% 50.4% 49.2% 54.1% 55.9% 56.9% 59.8% 62.1% 60.5% 59.2% 62.1% 61.0% 61.5% 0% 10% 20% 30% 40% 50% 60% 70% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Efficiency Ratio (2) PCB Peer Average 247 256 271 274 272 276 272 272 230 235 240 245 250 255 260 265 270 275 280 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Number of FTE(3) Employees (1) Annualized (2) Calculated by dividing noninterest expense by the sum of net interest income and noninterest income. Peer average data from UBPR (3) Full-time equivalent (1) $1.4 $1.5 $1.6 $1.8 $1.6 $1.7 $1.9 $1.8 $3.4 $3.8 $2.0 $1.4 $0.8 $1.3 $0.8 $0.7 70% 71% 56% 45% 32% 43% 29% 28% -40% -20% 0% 20% 40% 60% 80% 0 1 2 3 4 5 6 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Noninterest Income Trend ($mm) All Other Income Gain on Sale of Loans % of Gain on Sale of Loans

15 Net Interest Margin (1) Annualized 4.59% 4.62% 4.72% 5.17% 5.70% 6.11% 6.30% 6.43% 3.87% 3.87% 4.01% 4.25% 4.15% 3.79% 3.55% 3.57% 0.35% 0.35% 0.43% 0.98% 2.28% 3.45% 3.97% 4.17% 0.19% 0.19% 0.23% 0.57% 1.42% 2.33% 2.81% 2.97% 0.08% 0.12% 0.77% 2.19% 3.65% 4.52% 4.99% 5.26% -1% 0% 1% 2% 3% 4% 5% 6% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Yield & Cost(1) Loan Yield Net Interest Margin Cost of Interest-Bearing Liabilities Cost of Funds Average Fed Funds Rate 3.55% 3.57% +0.11% +0.04% -0.12% -0.01% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 2Q23 Loan Yield Other Earning Assets Yield Int-Bearing Liabilities Cost Balance Sheet Mix 3Q23 Quarter-over-Quarter Impact to Net Interest Margin(1) 3Q23 Highlights • Net interest income increased $732K to $22.4MM from $ 21.7MM for 2Q23. • Net interest margin increased to 3.57% from 3.55% for 2Q23 mainly due to an increase in yield on average interest-earning assets, partially offset by an increase in cost of average interest-bearing liabilities.

16 Capital 13.44% 15.87% 15.87% 17.11% 5.00% 6.50% 8.00% 10.00% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% Tier 1 Leverage CET 1 Capital Tier 1 Capital Total Capital Bank Regulatory Capital Ratios Actual Minimum Requirement For Well-Capitalized $17.24 $17.47 $22.36 $22.40 $22.94 $23.56 $23.77 $23.87 $17.73 $17.75 $18.21 $18.72 $18.94 $19.05 $12 $14 $16 $18 $20 $22 $24 $26 Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Book Value/TCE(1) Per Share BV Per Share TCE Per Share September 30, 2023 11.92% 14.26% 14.30% 13.86% 13.47% 13.32% 13.31% 11.87% 11.31% 11.33% 11.00% 10.71% 10.61% 10.62% 8% 9% 10% 11% 12% 13% 14% 15% Dec-21 Mar-22 Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Total Equity/TCE(1) to Total Assets Total Equity to Total Assets TCE to Total Assets (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

17 Non-GAAP Measures To supplement the financial information presented in accordance with GAAP, we use certain non-GAAP financial measures. Management believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. Risks associated with non-GAAP measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. In the information below, we provide reconciliations of the non-GAAP financial measures used in this presentation to the most direct comparable GAAP measures. Core Deposits Core Deposits are a non-GAAP measure that we use to measure the portion of our total deposits that are thought to be more stable, lower cost and reprice less frequently on average in a rising rate environment. We calculate core deposits as total deposits less time deposits greater than $250,000 and brokered deposits. Management tracks its core deposits because management believes it is a useful measure to help assess the Company’s deposit base and, among other things, potential volatility therein. ROATCE, TCE Per Share and TCE to Total Assets ROATCE, TCE per share and TCE to total assets measures that we use to measure the Company’s performance. We calculated TCE as total shareholders’ equity excluding preferred stock. Management believes the non-GAAP measures provide useful supplemental information, and a clearer understanding of the Company’s performance. PTPP Income, and Adjusted ROAA, ROAE and Diluted EPS for PTPP PTPP income, and adjusted ROAA, ROAE and Diluted EPS are non-GAAP measures that we use to measure the Company’s performance and believe these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. We calculated PTPP income as net income excluding income tax provision and provision for loan losses.

Non-GAAP Measures

The following table reconciles core deposits to its most comparable GAAP measure:

($ in thousands)		Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23
Total Deposits	(d)	$ 1,867,134	$ 1,910,379	$ 1,997,607	$ 1,978,098	$ 2,045,983	$ 2,141,689	$ 2,188,231	$ 2,192,1291
Less: Time Deposits Greater Than $250K		(272,269)	(273,844)	(246,024)	(299,271)	(413,876)	(514,464)	(511,590)	(514,406)
Less: Brokered Deposits		(85,001)	(35,001)	(35,001)	(79,131)	(87,031)	(157,020)	(160,149)	(201,258)
Core Deposits	(e)	$ 1,509,864	$ 1,601,534	$ 1,716,582	$ 1,599,696	$ 1,545,076	$ 1,470,205	$ 1,516,492	$ 1,476,465
Core Deposits to Total Deposits	(e)/(d)	80.9%	83.8%	85.9%	80.9%	75.5%	68.6%	69.3%	67.4%

The following table reconciles ROATCE to its most comparable GAAP measure:

($ in thousands)		4Q21	1Q22	2Q22	3Q22	4Q22	Q123	Q223	Q323
Average Total Shareholders' Equity	(a)	$ 251,477	$ 259,367	$ 292,135	$ 338,248	$ 334,832	$ 335,169	$ 339,869	$ 343,144
Less: Average Preferred Stock		0	0	28,872	69,141	69,141	69,141	69,141	69,141
Average TCE (Non-GAAP)	(b)	$ 251,477	$ 259,367	$ 263,263	$ 269,107	$ 265,691	$ 266,028	$ 270,728	$ 274,003
Net Income	(c)	$ 10,676	$ 10,240	$ 9,092	$ 6,953	$ 8,702	$ 10,297	$ 7,477	$ 7,023
ROAE [(1)]	(c)/(a)	16.84%	16.01%	12.48%	8.16%	10.31%	12.46%	8.82%	8.12%
ROATCE (Non-GAAP)[(1)]	(c)/(b)	16.84%	16.01%	13.85%	10.25%	12.99%	15.70%	11.08%	10.17%

The following table reconciles TCE per share and TCE to total assets to their most comparable GAAP measures:

($ in thousands, except per share data)		Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23
Total Shareholders' Equity	(a)	$ 256,286	$ 261,058	$ 334,375	$ 332,719	$ 335,442	$ 336,830	$ 340,411	$ 341,852
Less: Preferred Stock		0	0	69,141	69,141	69,141	69,141	69,141	69,141
TCE (Non-GAAP)	(b)	$ 256,286	$ 261,058	$ 265,234	$ 263,578	$ 266,301	$ 267,689	$ 271,270	$ 272,711
Outstanding Shares	(c)	14,865,825	14,944,663	14,956,760	14,853,140	14,625,474	14,297,870	14,318,890	14,319,014
Book Value Per Share	(a)/(c)	$ 17.24	$ 17.47	$ 22.36	$ 22.40	$ 22.94	$ 23.56	$ 23.77	$ 23.87
TCE Per Share (Non-GAAP)	(b)/(c)	$ 17.24	$ 17.47	$ 17.73	$ 17.75	$ 18.21	$ 18.72	$ 18.94	$ 19.05
Total Assets	(d)	$ 2,149,735	$ 2,199,742	$ 2,344,560	$ 2,327,051	$ 2,420,036	$ 2,500,524	$ 2,556,345	$ 2,567,974
Total Shareholders' Equity to Total Assets	(a)/(d)	11.92%	11.87%	14.26%	14.30%	13.86%	13.47%	13.32%	13.31%
TCE to Total Assets (Non-GAAP)	(b)/(d)	11.92%	11.87%	11.31%	11.33%	11.00%	10.71%	10.61%	10.62%

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Non-GAAP Measures

The following table reconciles PTPP income, and adjusted ROAA, ROAE and diluted EPS for PTPP to their most comparable GAAP measures:

($ in thousands)		4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Net Income	(a)	$ 10,676	$ 10,240	$ 9,092	$ 6,953	$ 8,702	$ 10,297	$ 7,477	$ 7,023
Add: Provision (Reversal) for Credit Losses[1]		(1,462)	(1,191)	(109)	3,753	1,149	(2,778)	197	751
Add: Income Tax Provision		4,551	4,159	3,771	2,798	3,688	4,162	3,073	2,970
PTPP Income (Non-GAAP)	(b)	$ 13,765	$ 13,208	$ 12,754	$ 13,504	$ 13,539	$ 11,681	$ 10,747	$ 10,744
Average Total Assets	(c)	$ 2,111,834	$ 2,161,132	$ 2,208,059	$ 2,319,439	$ 2,395,712	$ 2,470,876	$ 2,520,752	$ 2,563,233
ROAA [2]	(a)/(c)	2.01%	1.92%	1.65%	1.19%	1.44%	1.69%	1.19%	1.09%
Adjusted ROAA (Non-GAAP)[2]	(b)/(c)	2.59%	2.48%	2.32%	2.31%	2.24%	1.92%	1.71%	1.66%
Average Total Shareholders' Equity	(d)	$ 251,477	$ 259,367	$ 292,135	$ 338,248	$ 334,832	$ 335,169	$ 339,869	$ 343,144
ROAE [2]	(a)/(d)	16.84%	16.01%	12.48%	8.16%	10.31%	12.46%	8.82%	8.12%
Adjusted ROAE (Non-GAAP)[2]	(b)/(d)	21.72%	20.65%	17.51%	15.84%	16.04%	14.13%	12.68%	12.42%
Net Income		$ 10,676	$ 10,240	$ 9,092	$ 6,953	$ 8,702	$ 10,297	$ 7,477	$ 7,023
Less: Income Allocated to Participating Securities		(40)	(48)	(42)	(30)	(37)	(33)	(24)	(21)
Net Income Allocated to Common Stock	(e)	10,636	10,192	9,050	6,923	8,665	10,264	7,453	7,002
Add: Provision for Loan Losses		(1,462)	(1,191)	(109)	3,753	1,149	(2,778)	197	751
Add: Income Tax Provision		4,551	4,159	3,771	2,798	3,688	4,162	3,073	2,970
PTPP Income Allocated to Common Stock	(f)	$ 13,725	$ 13,160	$ 12,712	$ 13,474	$ 13,502	$ 11,648	$ 10,723	$ 10,723
WA common shares outstanding, diluted	(g)	15,093,351	15,141,693	15,122,452	15,088,089	14,904,106	14,574,929	14,356,776	14,396,216
Diluted EPS	(e)/(g)	$ 0.70	$ 0.67	$ 0.60	$ 0.46	$ 0.58	$ 0.70	$ 0.52	$ 0.49
Adjusted Diluted EPS (Non-GAAP)	(f)/(g)	$ 0.91	$ 0.87	$ 0.84	$ 0.89	$ 0.91	$ 0.80	$ 0.75	$ 0.74

($ in thousands)	2018	2019	2020	2021	2022	09/23 YTD
Net Income	$ 24,301	$ 24,108	$ 16,175	$ 40,103	$ 34,987	$ 24,797
Add: Provision (Reversal) for Credit Losses[1]	1,231	4,237	13,219	(4,596)	3,602	(1,830)
Add: Income Tax Provision	10,444	10,243	6,836	16,856	14,416	10,205
PTPP Income (Non-GAAP)	$ 35,976	$ 38,588	$ 36,230	$ 52,363	$ 53,005	$ 33,172

(1) Provision (reversal) for credit losses does not include provision (reversal) for off-balance sheet credit exposures for periods prior to January 1, 2023.
(2) Annualized.

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